UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2020

FTE NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38322	81-0438093
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

237 West 35th Street, Suite 806 New York, NY	10001
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 877-878-8136

(Former Name or Former Address, if Changed Since Last Report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	FTNW	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

On March 10, 2020, FTE Networks, Inc. (the “Company”) entered a Securities Purchase Agreement (the “Securities Purchase Agreement”) with GS Capital Partners, LLC (“GS Capital”), whereby GS Capital agreed to purchase an aggregate of $1,800,000 principal amount of 6% Convertible Redeemable Note (the “Note”) The Note contained a $125,000 original issue discount (“OID”) such that the purchase price was $1,675,000.

Below is a description of the material terms of the transaction (all capitalized terms not otherwise defined herein shall have that definition assigned to it in the Securities Purchase Agreement or Note).

The Note is secured by a mortgage covering certain real property described in that certain Mortgage, Assignment of Leases, Security Agreement and Fixture Filing by SCFTE SPV LLC, a South Carolina limited liability company (“Property Owner”), an affiliate of the Company, in favor of GS Capital on or about March 13, 2020 (as amended, restated or otherwise modified from time to time, the “Mortgage”). The Mortgage encumbers certain real properties located in Cook County, Illinois, as further described in the Mortgage (collectively, the “Mortgaged Properties”).

Interest on any unpaid principal balance of the Note shall be paid at the rate of 6% per annum. Interest shall be paid by the Company in shares of the Company's common stock (the “Common Stock”) or in cash at the option of the Company. GS Capital is entitled, at its option, to convert all or any amount of the principal face amount of the Note then outstanding into shares of the Common Stock at a price (“Conversion Price”) for each share of Common Stock equal to 66% of the average of the two lowest daily volume weighted average trading prices of the Common Stock as reported on the NYSE American exchange, the OTC Markets, OTCQB exchange or any other exchange upon which the Common Stock may be traded in the future (“Exchange”), during the period of twelve consecutive trading days ending with (and including) the day upon which a Notice of Conversion is received by the Company or its transfer agent.

The Company will issue GS Capital 185,000 shares of its restricted Common Stock as debt commitment shares. In connection with the Note, the Company issued irrevocable transfer agent instructions reserving 4,545,455 shares of its Common Stock for conversions under the Note (the “Share Reserve”) and shall maintain a 2.5 times reserve for the amount then outstanding. Upon full conversion or repayment of this Note, any shares remaining in the Share Reserve shall be cancelled.

The Note may be prepaid or assigned with the following penalties/premiums:

PREPAYMENT DATE	PREPAYMENT AMOUNT
≤ 30 days	100% of principal plus accrued interest
31- 60 days	106% of principal plus accrued interest
61-120 days	112% of principal plus accrued interest
121-189 days	118% of principal plus accrued interest

The foregoing description of the Securities Purchase Agreement and the Note do not purport to be complete and are qualified in their entirety by reference to the respective agreements which are filed as exhibits 4.1 and 10.1 to this Current Report on Form 8-K, and are incorporated by reference herein.

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Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02. The Note, and the shares issuable upon conversion of the Note or as payment of interest under the Note were not registered under the Securities Act of 1933. The Note was issued, and if any shares of Common Stock are issued in payment of interest or upon conversion of the Notes, such shares will be issued, in each case upon reliance upon the exemption from the registration requirements of the Securities Act set forth in Sectiom 4(a)(2) and Regulation D thereof.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
4.1	6% Convertible Redeemable Note.
10.1	Securities Purchase Agreement between FTE Networks, Inc. and GS Capital Partners, LLC dated March 10, 2020.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FTE NETWORKS, INC.
(Registrant)

Date: March 16, 2020		/s/ Michael P. Beys
	Name:	Michael P. Beys
	Title:	Interim Chief Executive Officer

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